Exhibit 1

                                    AGREEMENT


           This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the common stock of Plains Resources Inc. is being filed on behalf of each of the entities named below. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  April 13, 2004

                               LEUCADIA NATIONAL CORPORATION

                               By: /s/ Joseph A. Orlando
                                   ----------------------------------------
                                   Name: Joseph A. Orlando
                                   Title: Vice President and
                                          Chief Financial Officer


                               PERSHING SQUARE, L.P.

                               By: PERSHING SQUARE GP, LLC

                               By: /s/ William Ackman
                                   ----------------------------------------
                                   Name: William Ackman
                                   Title: Managing Member



                               PERSHING SQUARE GP, LLC

                               By: /s/ William Ackman
                                   ----------------------------------------
                                   Name: William Ackman
                                   Title: Managing Member


                               By: /s/ William Ackman
                                   ----------------------------------------
                                   Name: William Ackman